Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Finisar Corporation
Sunnyvale, California

We hereby consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3, No. 333-214076) of Finisar Corporation, for the registration of common stock, preferred stock, debt securities, warrants and units, and

2)
Registration Statements (Forms S-8, Nos. 333-200729, 333-191005, 333-183744, 333-178381, 333-169294, 333-163710, 333-153602 and 333-136933) pertaining to the Finisar Corporation 401(k) Profit Sharing Plan, the Finisar Corporation 2005 Stock Incentive Plan, the Finisar Corporation 2009 Employee Stock Purchase Plan, the Optium Corporation 2000 Stock Incentive Plan, and the Optium Corporation 2006 Stock Option and Incentive Plan;

of our reports dated June 15, 2018, relating to the consolidated financial statements and the effectiveness of Finisar Corporation's internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California
June 15, 2018